Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of SBT Bancorp, Inc. of our report, dated January 27, 2006, except for
Note 18, as to which the date is March 2, 2006, relating to our audit of the consolidated financial statements which appear in the Annual Report on Form 10-KSB of SBT Bancorp, Inc. for the year ended December 31, 2005.


                                          /s/ SHATSWELL, MacLEOD & COMPANY, P.C.
                                          SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
September 21, 2006